UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2012

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 101, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) In connection with the previously announced strategic restructuring of the Company, Robert Butchofsky will cease to be the Company’s President and Chief Executive Officer effective August 2, 2012. In connection with Mr. Butchofsky’s departure, the Board has formed an Executive Transition Committee composed of its Chairman Jason M. Aryeh, and Directors Dr. Vicente Anido, Jr., Jeffery Meckler and Dr. John Kozarich to lead the Company until a permanent Chief Executive Officer is appointed. Jason M. Aryeh, Chairman of the Board, will serve as Chairman of the Committee. We are currently seeking a new Chief Executive Officer to succeed Mr. Butchofsky.

Information regarding the business experience and background of each of the members of the Executive Transition Committee has been previously filed on Form 8-K. Information with respect to Mr. Aryeh (age 43), Mr. Meckler (age 45) and Dr. Kozarich (age 63) is set forth in Item 8.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2012 and is incorporated herein by reference. Information with respect to Dr. Anido (age 59) is set forth in Item 5.02(d) of the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2012 and is incorporated herein by reference.

(e) As previously announced, in connection with the strategic restructuring of QLT Inc. (the “Company”), the Board of Directors terminated the employment of certain executive officers. In connection with the termination of their employment, each of Robert L. Butchofsky, Cameron R. Nelson, Linda M. Lupini and Christopher Muller entered into a letter agreement with the Company confirming the severance and other benefits to which each executive officer was entitled to receive pursuant to their employment and change of control agreements and releasing the Company from claims. The letter agreements are described in more detail below, and are qualified by reference to the full text of the letter agreements, which are filed herewith and incorporated herein by reference.

Robert Butchofsky

Effective August 1, 2012, Mr. Butchofsky, the Company’s former President and Chief Executive Officer, entered into a letter agreement with the Company confirming the Company’s obligation to pay Mr. Butchofsky a lump-sum severance payment of CAD$1,916,150 pursuant to the terms of the Change of Control Agreement, dated September 26, 2005, between the Company and Mr. Butchofsky. The lump-sum severance payment amount is the equivalent of 24 months base salary, Mr. Butchofsky’s bonus entitlement for the 24-month period following his termination date under the Company’s cash incentive compensation plan (calculated at the maximum cash incentive compensation entitlement that would otherwise have been paid during the severance period) and the expected contributions to Mr. Butchofsky’s registered retirement savings plan (“RRSP”) for the 24-month period following his termination date. In addition, Mr. Butchofsky is entitled to receive his pro-rated bonus under the cash incentive compensation plan for the 2012 calendar year in the amount of CAD$239,604.75, a pro-rated contribution to his RRSP for the 2012 calendar year, health benefits for one month and an amount equal to 10% of Mr. Butchofksy’s base salary for 23 months (or CAD$103,603.50) as compensation for health related benefits coverage, relocation expenses and up to CAD$5,000 in outplacement services. Mr. Butchofsky’s receipt of the benefits under the letter agreement is subject to his execution of a release of all claims against the Company, which he executed on August 1, 2012.

Cameron Nelson

Effective July 27, 2012, Mr. Nelson, the Company’s former Senior Vice President, Finance and Chief Financial Officer, entered into a letter agreement with the Company confirming the Company’s obligation to pay Mr. Nelson a lump-sum severance payment of CAD$803,971.36 pursuant to the terms of the Change of Control Agreement, dated August 8, 2005, between the Company and Mr. Nelson. The lump-sum severance payment amount is the equivalent of 18 months base salary, Mr. Nelson’s bonus entitlement for the 18-month period following his termination date under the Company’s cash incentive compensation plan (calculated at the maximum cash incentive compensation entitlement that would otherwise have been paid during the severance period) and the expected contributions to Mr. Nelson’s RRSP for the 18-month period following his termination date. In addition, Mr. Nelson is entitled to receive his pro-rated bonus under the cash incentive compensation plan for the 2012 calendar year in the amount of CAD$98,574.36, a pro-rated contribution to his RRSP for the 2012 calendar year, health benefits for one month and an amount equal to 10% of Mr. Nelson’s base salary for 17 months (or CAD$49,794.13) as compensation for health related benefits coverage, relocation expenses and up to CAD$5,000 in outplacement services. Mr. Nelson’s receipt of the benefits under the letter agreement is subject to his execution of a release of all claims against the Company, which he executed on July 27, 2012.

Linda Lupini

Effective August 2, 2012, Ms. Lupini, the Company’s Senior Vice President, Human Resources and Organizational Development, entered into a letter agreement with the Company confirming the Company’s obligation to pay Ms. Lupini a lump-sum severance payment of CAD$723,624.30 pursuant to the terms of the Change of Control Agreement, dated June 1, 2006, between the Company and Ms. Lupini. The lump-sum severance payment amount is the equivalent of 18 months base salary, Ms. Lupini’s bonus entitlement for the 18-month period following her termination date under the Company’s cash incentive compensation plan (calculated at the maximum cash incentive compensation entitlement that would otherwise have been paid during the severance period) and the expected contributions to Ms. Lupini’s RRSP for the 18-month period following her termination date. In addition, Ms. Lupini is entitled to receive her pro-rated bonus under the cash incentive compensation plan for the 2012 calendar year in the amount of CAD$104,902.67, a pro-rated contribution to her RRSP for the 2012 calendar year, an amount equal to 10% of Ms. Lupini’s base salary for 18 months (or CAD$47,206.20) as compensation for health related benefits coverage, and up to CAD$5,000 in outplacement services. Ms. Lupini will receive the benefits set forth in the letter agreement following her last day of employment on August 31, 2012. Ms. Lupini’s receipt of the benefits under the letter agreement is subject to her execution of a release of all claims against the Company, which she executed on August 2, 2012.

Christopher Muller

Effective July 30, 2012, Mr. Muller, the former Chief Commercial Officer for QLT Ophthalmics, Inc. (“QLT”), entered into a letter agreement with QLT confirming QLT’s obligation to pay Mr. Muller a lump-sum severance payment of US$340,384.60 pursuant to the terms of the Change of Control Agreement, dated April 13, 2012, between QLT and Mr. Muller. The lump-sum severance payment amount is the equivalent of 12 months base salary and Mr. Muller’s pro-rated Cash Incentive Compensation bonus entitlement for the 2012 calendar year. In addition, Mr. Muller is entitled to be reimbursed for the cost of his and his covered dependents continuing coverage under QLT’s group health, dental and vision plans for the shorter of 12 months or the date on which he and his covered dependents are covered by a similar plan of a subsequent employer and is entitled to up to US$5,000 in outplacement services. Mr. Muller’s receipt of the benefits under the letter agreement is subject to his execution of a release of all claims against QLT, which he executed on July 23, 2012 and which became effective on July 30, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Number	Description

10.59	Letter Agreement between the Company and Robert Butchofsky dated August 1, 2012

10.60	Letter Agreement between the Company and Cameron Nelson dated July 27, 2012

10.61	Letter Agreement between the Company and Linda Lupini dated August 2, 2012

10.62	Letter Agreement between QLT and Christopher Muller effective as of July 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ Sukhi Jagpal
Name:	Sukhi Jagpal
Title:	Interim Chief Financial Officer

Date: August 2, 2012